SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – April 27, 2015
(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Honeywell International Inc. (the “Company”) held its Annual Meeting of Shareowners on April 27, 2015. The following matters set forth in our Proxy Statement dated March 12, 2015, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

1.	The nominees listed below were elected directors with the respective votes set forth opposite their names:

	For	Against	Broker Non Votes
William S. Ayer	613,796,016	12,682,359	73,452,451
Gordon M. Bethune	603,210,326	23,267,235	73,452,451
Kevin Burke	621,945,256	4,536,469	73,452,451
Jaime Chico Pardo	615,405,005	11,072,403	73,452,451
David M. Cote	612,304,921	14,175,450	73,452,451
D. Scott Davis	607,653,086	18,825,730	73,452,451
Linnet F. Deily	615,980,828	10,498,313	73,452,451
Judd Gregg	619,545,281	6,934,956	73,452,451
Clive Hollick	604,403,855	22,073,583	73,452,451
Grace D. Lieblein	608,395,928	18,082,016	73,452,451
George Paz	619,607,041	6,872,411	73,452,451
Bradley T. Sheares	605,373,673	21,106,628	73,452,451
Robin L. Washington	621,376,261	5,105,374	73,452,451

2.	The shareowners approved the appointment of Deloitte & Touche LLP as independent accountants for 2015. The voting results are set forth below :

For	Against	Abstain
692,942,580	4,657,978	2,345,933

3.	The voting results on a non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2015 proxy statement are set forth below:

For	Against	Abstain	Broker Non Votes
435,570,757	186,489,072	4,434,211	73,452,451

4.	The shareowners did not approve the proposal regarding independent board chairman. The voting results are set forth below:

For	Against	Abstain	Broker Non Votes
181,146,210	442,517,385	2,830,445	73,452,451

5.	The shareowners did not approve the proposal regarding the right to act by written consent. The voting results are set forth below:

For	Against	Abstain	Broker Non Votes
224,885,860	396,984,879	4,623,301	73,452,451

6.	The shareowners did not approve the proposal regarding political lobbying and contributions. The voting results are set forth below:

For	Against	Abstain	Broker Non Votes
184,568,749	341,001,439	100,923,852	73,452,451

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2015	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman
Vice President, Corporate Secretary and
Deputy General Counsel